

# Acquisition of Longboard Pharmaceuticals

A significant step forward on our journey of being a focused innovator

October 14, 2024

Martha, living with depression

# Safe Harbor/Forward-Looking Statements

This presentation contains forward-looking statements that provide our expectations or forecasts of future events such as new product introductions, product approvals and financial performance. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like "believe", "anticipate", "expect", "estimate", "intend", "plan", "project", "will be", "will continue", "will result", "could", "may", "might", or any variations of such words or other words with similar meanings. All statements other than statements of historical facts included in this presentation, including, without limitation, those regarding Lundbeck and Longboard's financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Lundbeck and Longboard's products), are forward looking statements.

Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause Lundbeck and Longboard's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that may affect future results include, among others, interest rate and currency exchange rate fluctuations; delay or failure of development projects, production or distribution problems; unexpected contract breaches or terminations; government-mandated or market-driven price decreases for Lundbeck's products; introduction of competing products; Lundbeck's ability to successfully market both new and existing products; exposure to product liability and other lawsuits; changes in reimbursement rules and governmental laws and related interpretation thereof; and unexpected growth in costs and expenses. Additional risks and uncertainties include, but are not limited to, risks related to Lundbeck's ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Longboard tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Longboard and/or others relating to the transaction; the failure to receive (or delay in receiving) the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Longboard and its products, including uncertainty of the expected financial performance of Longboard and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; and other uncertainties pertaining to the business of Longboard, including those detailed in Longboard's public filings with the SEC from time to time, including Longboard's most recent Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The forward-looking statements in this company presentation and any oral presentations speak only as at the date of this presentation. Longboard and Lundbeck disclaim any intent or obligation to update or revise these forward-looking statements, or to confirm such statements to reflect subsequent events or circumstances after the date of the company release or in relation to actual results, other than as may be required under applicable law or applicable stock exchange regulations.

Certain assumptions made by Lundbeck are required by Danish Securities Law for full disclosure of material corporate information. Some assumptions, including assumptions relating to sales associated with products that are prescribed for unapproved uses, are made considering past performances of other similar drugs for similar disease states or past performance of the same drug in other regions where the product is currently marketed. It is important to note that although physicians may, as part of their freedom to practice medicine in the US, prescribe approved drugs for any use they deem appropriate, including unapproved uses, at Lundbeck, promotion of unapproved uses is strictly prohibited.

# IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

The tender offer (the Offer) for the outstanding common stock of Longboard referred to in this presentation has not yet commenced. The description contained in this presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lundbeck and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the SEC). The solicitation and offer to buy the common stock of Longboard will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Lundbeck will file a tender offer statement on Schedule TO and thereafter Longboard will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC's website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Lundbeck and when available may be obtained by directing a request to the Information Agent for the tender offer which will be named in the Schedule TO. Copies of the documents filed with the SEC by Longboard will be available free of charge on Longboard's internet website https://ir.longboardpharma.com/financial-information/sec-filings or by contacting Longboard's investor relations contact at IR@LongboardPharma.com.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Lundbeck, as well as the solicitation/recommendation statement filed by Longboard, Longboard will also file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by Lundbeck or Longboard at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Longboard's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

# Lundbeck to acquire Longboard Pharmaceuticals

Focused innovator strategy in action

- A significant step forward in Lundbeck's **Focused Innovator strategy**
- Advancing our goal of building a robust **neuro-rare franchise** as an important addition to the amlenetug program
- The lead asset, bexicaserin, is targeting **severe and rare epilepsies**, so-called DEEs, in **phase III** with a unique MoA providing a potentially differentiated profile. FDA has granted **Breakthrough Therapy Designation**
- Expected launch in the fourth quarter of 2028. **Global peak sales potential estimated at USD 1.5-2 billion**, complementing our mid- to late-stage development pipeline and diversifying revenue growth

# A significant step forward in our Focused Innovator strategy

Driving long-term sustainable growth

## Growth

**Secure mid-term growth**

Focus on growth potential of key strategic brands to offset mid-term loss of exclusivities

## Innovation

**Lead with focused innovation**

Building a pipeline as the engine to fuel sustainable growth

## Funding

**Deliver sustainable profitability**

Ensuring that we support our pipeline and future growth through disciplined capital reallocation

# Strengthening Lundbeck's leadership in neuroscience

Acquisition of Longboard supports long-term sustainable growth ambitions with a phase III asset

+



F
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**Bexicaserin**

A selective 5-$HT_{2C}$ agonist with broad potential

- → In development for Dravet syndrome, Lennox-Gastaut syndrome and other rare developmental epileptic encephalopathy (DEE) syndromes
- → A compound with a compelling efficacy and safety profile addressing considerable unmet need in the treatment of DS, LGS and other DEEs
- → Scientifically de-risked with positive phase II data

USD 1.5-2bn global peak sales potential across multiple indications

DEEs: Developmental and Epileptic Encephalopathies. DS: Dravet syndrome. LGS: Lennox-Gastaut syndrome

# Ideal strategic fit illustrates focused innovator approach

Complementing neuro-rare franchise and building on experience in rare epilepsies

**De-risked asset with several potential indications**

- Compelling efficacy profile in rare epilepsy supported by phase II data
- IP protection to 2041

**Strong fit with Lundbeck's Focused Innovator strategy**

- Builds on Lundbeck's focus on neuro-rare and U.S. legacy in rare epilepsies
- Expected launch in Q4 2028
- Potential first-in-class drug approval for DEEs with FDA breakthrough therapy designation



DEEs: Developmental and Epileptic Encephalopathies

# Building key position in neuro-rare

Low complexity of integration of Longboard

**Longboard Pharmaceuticals, La Jolla**

- Founded in 2020 by Arena Pharmaceuticals, Inc. (later acquired by Pfizer)
- IPO in March 2021 – ticker: LBPH
- Around 85 employees
- Phase III *DEEp SEA* Study evaluating bexicaserin in Dravet Syndrome initiated in Q4 2024

**DEEp SEA Study** is part of the broader *DEEp* basket program which will take place across ~80 sites globally and include ~480 participants with a range of DEEs

| | |
|---|---|
| **Asset** | Bexicaserin |
| **Mode of action** | 5-$HT_{2C}$ agonist |
| **Indication** | DEEs and other refractory epilepsies |
| **Clinical phase** | Phase III initiated |

Broad potential across the DEE indication space



Lennox-Gastaut syndrome
Dravet syndrome
Other DEEs

Multiple possible indications to explore

Longboard holds rights to other project candidates through a license agreement with Arena Pharmaceuticals, DEEs: Developmental and Epileptic Encephalopathies, IPO: Initial Public Offering.

# Strong unmet need across broad range of indications

Insufficient treatment options available for epilepsy patients with drug-resistant seizures

## Epilepsy populations

Unmet needs remain

**25% to 40%** epilepsy patients with ongoing drug-resistant seizuress



## Classifying drug-resistant seizures

DEEs are classified by type of seizure and the underlying etiologies

### Type of seizures and epilepsy

- Focal
- Generalized
- Generalized & focal
- Unknown

### Underlying etiologies

- Acquired
- Syndromal
- Genetic

## DEEs are underserved

Only four with approved treatment

- Dravet syndrome
- Lennox-Gastaut syndrome
- Tuberous sclerosis complex
- CDKL5 deficiency disorder

- DUP15q syndrome
- SCN2A-DEE
- SCN8A-DEE
- KCNQ2-DEE
- KCNQ3-DEE
- Angelman syndrome
- DEE-SWAS
- Early myoclonic encephalopathy
- KCNT1-DEE
- SynGAP1-DEE
- Rett syndrome
- EIEE
- PCDH19
- Myoclonic-atonic epilepsy
- Ring14
- Ring20
- Others

[1]International League Against Epilepsy, DEE: Developmental and Epileptic Encephalopathies, SWAS: Spike Wave Activation in Sleep, EIEE: Early Infantile Developmental & Epileptic Encephalopathy.

# Majority of DEEs have no approved treatment options

U.S. patient population of approximately 220,000 and half not served by licensed therapies


Sizable opportunities across all DEEs
50.000
48.000
21.000
1.800
26.000
20.000
12.500
10.000
28.400
TSC
Lennox-Gastaut
Dravet
CDKL5
Dup15q
Angleman
West Syndrome
EMAS
Others
Main DEEs
Approximately 120,000 patients
Other DEEs
Approximately 100,000 patients

Bexicaserin has the potential to address all DEEs

Numbers from U.S. Dravet Syndrome Foundation and U.S. LGS Foundation, DEE: Developmental and Epileptic Encephalopathies, TSC: Tuberous Sclerosis Complex, CDKL5: Cyclin Dependent Kinase Like 5, EMAS: Epilepsy with Myoclonic-Atonic Seizures

# Bexicaserin in phase III backed by strong clinical data

A differentiated, highly selective 5-$HT_{2C}$ agonist with a compelling efficacy profile



Bexicaserin

### Greater selectivity and specificity

Designed to only bind 5-$HT_{2C}$ receptors

No detected activity at receptors associated with significant adverse events with either 5-$HT_{2B}$ (VHD and PAH) or 5-$HT_{2A}$ (psychiatric)

### Pre-clinical evidence

- Reduced seizure, epileptiform activity, duration and number of epileptiform events in fish and rodent models

### Phase I – Healthy volunteers

- No observed food effect in SAD trial
- Plasma & CSF concentration increased in a dose-dependent & consistent manner

### Phase II – Multiple DEE populations *(PACIFIC)*

- Topline data communicated in Q1 2024
- Global phase III program initiated in Q4 2024
- Recent 9mth Open Label data confirms strong and durable seizure reduction of 57.7% in countable motor seizures

5-HT: 5-hydroxytryptamine (serotonin) receptors, VHD: Valvular Heart Disease, PAH: Pulmonary Arterial Hypertension, SAD: Single Ascending Dose, CSF: Cerebrospinal Fluid, EEG: Electroencephalogram.

# Promising efficacy across multiple DEE sub-populations

Phase II study showed Best-in-Class potential

## Bexicaserin reduced median countable motor seizures

Median percent change from baseline



Bexicaserin
Placebo
0
-10
-20
-30
-40
-50
-60
-70
-17.4
-59.8%
Δ**42.2%** (p-value = 0.0538)

## Clinical evidence from DEE sub-populations

Reduction in median countable motor seizures

- 74.6% ↓ Dravet syndrome
- 50.8% ↓ Lennox-Gastaut syndrome
- 65.5% ↓ Other DEEs

PACIFIC
Developmental and Epileptic Encephalopathies Study

FDA Breakthrough therapy designation granted in DEEs for patients ≥ 2 years of age

DEEs: Developmental and Epileptic Encephalopathies

# Transformative and value-creating acquisition

USD 2.5bn transaction to support long term sustainable growth ambitions

## Transaction details

- Purchase price: USD 60/share
- All-cash transaction
- 54% premium to closing price of USD 38.90[1)]
- Total consideration: USD 2.5bn (DKK ~17bn net of cash
- Transaction funded through existing cash resources and bank financing

## Deep value

- De-risked asset with phase II data
- Phase III (*DEEp* program) recently initiated
- Opportunity for series of indications supporting continued growth
- USD 1.5-2bn global revenue potential

## Financial impact

- Closing expected Dec. 2024
- Integration costs of USD ~80m (DKK ~550m) will be adjusted for in Adjusted EBITDA
- 2024 guidance not impacted
- EBITDA accretive 2-3 years after launch. Launch expected already in Q4 2028
- Complements Lundbeck's long-term growth potential

## Capital allocation

- No change to capital allocation priorities
- Remain committed to dividend pay-out
- Committed to maintain Investment grade rating
- Capacity for additional BD

1) Closing price on October 11, 2024

# Acquisition reinforces strong position in neuroscience

Focused Innovator strategy in action

- Longboard fits perfectly with Lundbeck's Focused Innovator strategy
- Addition of scientifically de-risked late-stage asset with several indication opportunities
- Forming an anchor asset in Lundbeck's neuro-rare portfolio
- Lundbeck's balance sheet remains solid post transaction

Lundbeck